                                                                  Rule 424(b)(3)
                                                      Registration No.  33-50463

                  PRICING SUPPLEMENT NO. 2012 DATED NOVEMBER 14, 1997 TO PROSPECTUS SUPPLEMENTAL DATED NOVEMBER 12, 1997
                    AND BASE PROSPECTUS DATED NOVEMBER 5, 1997

 Issuer:                      National Rural Utilities CFC

 Principal Amount:            $ 26,000,000.00


 Issue Price:                   100% of Principal Amount


 Original Issue Date:           11/18/97


 Maturity Date:                 11/19/2001


 Interest Rate:                 6.240% per annum


 Record Dates:                  Each January 1 and July 1


 Interest Payment Dates:        Each January 15 and July 15


 Redeemable Date:               None


 Agent's Commission:            .45%


 Form of Note
 (Book-Entry or Certificated):  Book Entry


 Other Terms:                   None





Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $1,550,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $1,254,123,000 Series C
have been issued.